EXHIBIT 10.105

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of ____________, ____ (the “Grant Date”), between ITC Holdings Corp., a Michigan corporation (hereinafter called the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary of the Company, hereinafter referred to as the “Employee”. Capitalized terms not otherwise defined herein shall have the same meanings as in the Second Amended and Restated 2006 Long Term Incentive Plan (the “Plan”).
WHEREAS, Employee is employed by the Company or one of its Subsidiaries and the Company desires to grant the Employee shares of Common Stock, pursuant to the terms and conditions of this Agreement (the “Restricted Stock Award”) and the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and
WHEREAS, this Agreement and the grants made pursuant to this Agreement are not otherwise subject to and shall not be governed by any Management Stockholder's Agreement between Company and Employee; and
WHEREAS, the Committee has determined that it would be in the best interest of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Employee as an incentive for increased efforts during his or her employment, has approved the grant of the Restricted Stock Award on the Grant Date and has advised the Company thereof and instructed the undersigned officer to grant said Restricted Stock Award.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
Grant of the Restricted Stock. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee _____ shares of Common Stock (hereinafter called the “Restricted Stock”). The Restricted Stock shall vest and become nonforfeitable in accordance with Section 2 hereof. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.
Vesting and Forfeiture.
So long as the Employee continues to be employed by the Company or its Subsidiaries, the Restricted Stock shall become 100% vested and non-forfeitable upon the earliest to occur of (i) the third anniversary of the Grant Date (the “Vesting Date”), (ii) the Employee ceasing to be employed due to Employee's death or Disability, or (iii) the occurrence of a Change in Control other than any Change in Control arising out of the transactions contemplated by the Merger Agreement, dated as of December 4, 2011, among Entergy Corporation, Mid South TransCo LLC, the Company and Ibis Transaction Subsidiary LLC (the “Merger Agreement”). The Committee has irrevocably determined not to, and shall not (and shall not permit the Board to), exercise any right it may have under the Plan, including without limitation under such Section 9.2(c), to determine that the Restricted Stock shall not become immediately 100% vested upon a Change in Control other than any Change in Control in connection with any transaction contemplated by the Merger Agreement. For the avoidance of doubt, the parties agree that, notwithstanding any other provision herein to the contrary, neither the timing of vesting or payment nor the number of shares of Common Stock subject to the Restricted Stock Award shall be affected by the transactions contemplated by the Merger Agreement.
If Employee's employment is terminated for any reason other than Employee's death, Disability or Retirement prior to the Vesting Date or a Change in Control, Employee's right to shares of Common Stock subject to the Restricted Stock Award that are not yet vested automatically shall terminate and be forfeited by Employee unless the Committee, in the exercise of its authority under the Plan, modifies the Vesting Date in connection with such termination.
If Employee's employment is terminated due to Employee's Retirement prior to the Vesting Date or a Change in Control, the Restricted Stock shall become vested in increments of 33 1/3% of such shares in respect of each one year anniversary of the date of this Agreement prior to the date of such termination of employment and the remaining unvested shares of Restricted Stock shall be cancelled. “Retirement” as used in this Agreement shall mean the termination of the Employee's employment, by the Company or by Employee, on or after Employee's 65th birthday other than due to death or Disability.
Certificates.
Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Employee's name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 2. The Employee hereby acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Section 2 on the Common Stock granted hereunder lapse. As a condition to the receipt of this Restricted Stock Award, the Employee shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. Alternatively, instead of issuing a stock certificate, the shares may be issued in book entry form. No certificates shall be issued for fractional shares.
As soon as practicable following the vesting of the Restricted Stock pursuant to Section 2, certificates for the Restricted Stock which shall have vested shall be delivered to the Employee or to the Employee's legal guardian or representative along with the stock powers relating thereto. If the shares have been issued in book entry form, the restrictive notation made pursuant to Section 5 of this Agreement shall be removed.
Rights as a Stockholder. The Employee shall have no rights as a stockholder of the Company until certificates are issued. Once issued, the Employee shall be the record owner of the Restricted Stock unless or until such Restricted Stock is forfeited pursuant to Section 2 hereof or is otherwise sold, and as record owner shall be entitled to all rights of a common stockholder of the Company (including, without limitation, the right to vote and to receive dividends and other distributions on the shares of Restricted Stock).
Legend on Certificates. The certificates representing the vested Restricted Stock delivered to the Employee as contemplated by Section 3(b) above shall bear the following legend:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the ITC Holdings Corp. Second Amended and Restated 2006 Long Term Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated ______ __, ____. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of ITC Holdings Corp.
Such certificates shall also be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Common Stock is listed, any applicable Federal or state laws and the Company's Articles of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If issued in book entry form, a notation shall be made therewith to the same restrictive effect as set forth above.
Transferability. The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2 or thereafter, be transferred, sold, assigned, pledged, hypothecated or otherwise alienated.
Employee's Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company or any of its Subsidiaries and the Employee, other than the applicable provisions of any offer letter from the Company or any of its Subsidiaries to the Employee or any employment agreement entered into by and between the Employee and the Company or any of its Subsidiaries, as applicable, (i) obligates the Company or any Subsidiary to employ the Employee in any capacity whatsoever or (ii) prohibits or restricts the Company or any Subsidiary from terminating the employment, if any, of the Employee at any time or for any reason whatsoever, with or without cause, and the Employee hereby acknowledges and agrees that neither the Company nor any other person or entity has made any representations or promises whatsoever to the Employee concerning the Employee's employment or continued employment by the Company or any Subsidiary thereof.

Change in Capitalization. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, prior to the time the restrictions imposed by Section 2 on the Restricted Stock granted hereunder lapse, such adjustments and other substitutions shall be made to the Restricted Stock Awards as the Committee, in its sole discretion, deems equitable or appropriate; provided, however, the parties acknowledge that the number of shares of Common Stock subject to the Restricted Stock Award shall not be adjusted in connection with the transactions contemplated by the Merger Agreement. Any stock, securities or other property exchangeable for Restricted Stock pursuant to such transaction shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby, all pursuant to the Plan.
Withholding. The Company shall have the right to withhold from Employee's compensation or to require Employee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the vesting of Restricted Stock pursuant to Section 2. Subject to limitations in the Plan, Employee may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock that have been held at least six months, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company's counsel (including, without limitation, withholding vested Common Stock otherwise deliverable to the Employee and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes.
Limitation on Obligations. The Company's obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Restricted Stock Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under this Agreement. In addition, the Company shall not be liable to the Employee for damages relating to any delay in issuing the share certificates, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
Securities Laws. Upon the vesting of any Restricted Stock, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address stated in the Company's employee records. By a notice given pursuant to this Section 12, either party may hereafter designate a different address for notices to be given to the party. Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 12. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Governing Law. The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Amendment. Subject to Section 2(b) of this Agreement and Section 10.6 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto if such amendment would adversely affect Employee. Any such amendment shall specifically state that it is amending this Agreement.
Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

EMPLOYEE

Name:_______________________________

ITC HOLDINGS CORP.

By:__________________________________
Name:
Title: